Exhibit 99.1

Message to Shareholders

Greer Bancshares Incorporated

November 15, 2010

Dear Shareholders and Friends:

Greer Bancshares Incorporated’s operations for the quarter ended September 30, 2010 resulted in a net loss of $(5,812,000) before TARP-related costs of $161,000, resulting in a net loss attributable to common shareholders of $(5,973,000) or $(2.40) per diluted common share. For the first nine months of 2010, the Bank has recorded a total loss of $(7,212,000) attributable to common shareholders after total year to date TARP-related costs of $480,000, or $(2.90) per diluted common share.

Third quarter operating earnings were negatively impacted by a significant non-cash charge relating to a valuation allowance on the net deferred tax asset of $4,867,000, which acted as a tax loss carry-forward. The effect of this deferred tax asset valuation allowance was a $3,129,000 income tax expense in this most recent third quarter. The income tax expense represents the full valuation allowance on temporary tax differences and net operating loss carryforwards. We will maintain the benefit of this tax offset in the future, as accounting standards permit this charge to be recaptured as income as the Bank is able to return to consistent levels of net income.

The Bank also added $3,248,000 to the loan loss provision in the third quarter, driven by credit losses and declining appraisal valuations on non-performing or under-performing loans, largely secured by commercial real estate. Based upon current market and portfolio conditions, this sizeable adjustment to the loan loss provision was deemed appropriate, bringing the loan loss reserve allowance up to $8,669,000 or 3.03% of gross loans as of September 30, 2010, which compares to $6,315,000 or 2.05% of gross loans as of December 31, 2009.

Non-performing asset levels have increased to $27,379,000 as of September 30, 2010, from $15,780,000 at year end 2009. Given the impact of non-performing loans on the operating results and financial condition of the company, focus and attention in this area continues to be of paramount importance to the Company. Additional resources have, and will continue to be, added to this functional area. Improvement in this area will positively impact the net interest margin, as well as overall net income, as charges relating to loan collection and valuation adjustments relating to new and updated appraisals on collateral backing certain loans continue to affect Bank performance.

Net interest income and non interest income levels for the nine months ended September 30, 2010 compare favorably to the same period in 2009, while operating expenses exclusive of OREO costs have been managed to levels below those experienced in the first nine months of 2009. Emphasis on reducing non-core funding levels has shown effectiveness, as total Bank borrowings have been reduced by nearly $32 million through September 30, 2010 in comparison to the most recent year ended December 31, 2009.

As of September 30, 2010:

•	total assets were $445.2 million, a decrease of 6.6% from December 31, 2009;

•	total loans outstanding were $286.1 million, down 6.9% from yearend;

•	total deposits amounted to $305.3 million, up $6.7 million in 2010 after a $12.7 million reduction in wholesale deposits; and

•	borrowings have been reduced by $32.0 million in 2010.

Based upon local and national economic forecasts available to us, it is very obvious that we will not see any sort of rapid recovery from current economic conditions. Economists have declared the recession over as of mid 2009, but we continue to face a crisis of consumer confidence, which affects household and corporate spending decisions, the housing industry, workforce mobility and perhaps most of all, attitudes. It appears that the identification of new problem loans within our portfolio is slowing, but also slow is the work of reducing foreclosed property levels at reasonable prices, all in the effort of preserving value and capital. We continue to feel positive about the long term economic prospects for our Greer and Upstate marketplace, and about the role of our Bank in assisting with gradual recovery.

As we have stated in previous quarterly updates to you, we continue to focus on factors which are within our control. We are pleased with improvement in the funding mix of our Bank, resulting from heightened focus on relationship banking driven by deposits as a primary relationship component. As mentioned above, operating expenses not relating to loan collection continue to be well managed by those in supervisory positions. The reduction of problem asset levels will be our highest priority over the next 18 months, given the impact that positive performance in this area will have on the net interest margin and the bottom line.

We remain well capitalized, and will continue to work to enhance our capital position on an ongoing basis. We work closely with our accountants and regulators to ensure that our strategies and focus is properly aligned.

We thank you as our shareholders for your support, your patience and your understanding. And we remain mindful that you have also in some way been personally impacted by this prolonged period of economic difficulty. We remain committed to returning to levels of operating performance that you had been accustomed to in years past. We believe that this is possible as the economic fortunes of our market improve, and we continue to focus on serving the customer and you as shareholders to the best of our abilities.

We welcome your comments for improving your Company and our communications with you.

Walter M. Burch	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

BALANCE SHEET

As of September 30, 2010

Unaudited

	In 000’s
	9/30/10	12/31/09
ASSETS

Cash and due from banks	$9,043	$12,222
Federal funds sold	2,155	—
Interest bearing deposits	2,159	442
Available for sale investment securities	119,053	124,984
Loans, less allowance for loan losses	277,470	301,078
Loans held for sale	1,619	—
Premises and equipment, net	5,286	5,952
Accrued interest receivable	1,677	2,054
Restricted stock	5,515	5,937
Other real estate owned	9,779	8,494
Other assets	11,471	15,628

TOTAL ASSETS	$445,227	$476,791

LIABILITIES

Deposits
Noninterest-bearing	$31,226	$33,656
Interest bearing	274,090	264,990

Total Deposits	305,316	298,646

Short term debt	—	13,993
Long term debt	114,841	132,841
Other liabilities	3,711	3,358

TOTAL LIABILITIES	423,868	448,838

STOCKHOLDERS EQUITY:

Preferred stock	10,101	10,029
Common stock	12,433	12,433
Additional paid in capital	3,610	3,542
Retained earnings (accumulated deficit)	(6,477)	735
Accumulated other comprehensive income	1,692	1,214

Total Stockholders Equity	21,359	27,953

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$445,227	$476,791

STATEMENTS OF INCOME

As of September 30, 2010

Unaudited

	For the
	Quarter Ended		Year-to-Date
	In 000’s
	9/30/10	9/30/09	9/30/10	9/30/09

Income (loss) before income taxes	(2,683)	853	(3,591)	714
Provision for income taxes	3,129	223	3,141	116

Net income (loss)	(5,812)	630	(6,732)	598

Preferred stock dividends and net discount accretion	(161)	(158)	(480)	(423)

Net income (loss) available to common shareholders	$(5,973)	$472	$(7,212)	$175

Weighted average shares outstanding:	2,486	2,486	2,486	2,486

Net income (loss) per common basic share	$(2.40)	$0.19	$(2.90)	$0.07

Net income (loss) per common diluted share	$(2.40)	$0.19	$(2.90)	$0.07

	For the
	Quarter Ended		Year-to-Date
	In 000’s
	9/30/10	9/30/09	9/30/10	9/30/09

Interest Income
Loan (including fees)	$3,901	$4,278	$12,017	$12,434
Investment securities:
Taxable	723	1,088	2,416	3,225
Exempt from federal taxes	263	249	773	724
Federal funds sold	5	2	18	3
Other	4	4	11	7

Total interest income	4,896	5,621	15,235	16,393

Interest expense
Int. on deposit accounts	1,202	1,434	3,620	4,583
Int. on other borrowings	940	1,180	2,934	3,515

Total interest expense	2,142	2,614	6,554	8,098

Net interest income	2,754	3,007	8,681	8,295

Provision for loan losses	3,248	475	5,924	2,570

Net interest income (loss) after provision for loan losses	(494)	2,532	2,757	5,725

Noninterest Income
Customer service fees	201	221	602	669
Gain on sale of securities	—	476	1,120	1,083
Impairment loss on restricted stock	—	—	—	(311)
Impairment loss on investment securities	—	(93)	—	(93)
Other operating income	781	381	1,571	1,238

Total noninterest income	982	985	3,293	2,586

Noninterest Expense
Salaries, wages & benefits	1,389	1,452	4,221	4,298
Occupancy and equipment	181	212	565	622
FDIC deposit insurance assessments	147	294	449	701
Other real estate owned and foreclosure expense	920	110	2,653	214
Other operating expenses	534	596	1,753	1,762

Total noninterest expense	3,171	2,664	9,641	7,597

*********************************

Forward-looking and cautionary statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment;

•	the level of allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release

Greer Bancshares Incorporated and

Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO

R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge

Paul D. Lister	Theron C. Smith, III
Lister, Jeter & Lloyd CPAs, LLC	Eye Associates of Carolina, P.A.
President

C. Don Wall
Professional Pharmacy of Greer
President

Greer State Bank Executive Officers

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President &
Commercial Banking Manager

Greer Bancshares Incorporated

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

CONSOLIDATED QUARTERLY FINANCIAL

STATEMENTS

September 30, 2010

POST OFFICE BOX 1029

GREER, SC 29652

GREER BANCSHARES INCORPORATED

Post Office Box 1029

Greer, South Carolina 29652-1029